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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Registration Statement of City National Corporation on Form S-4 of our report dated February 9, 1996 appearing in the Annual Report on Form 10-K of Ventura County National Bancorp for the year ended December 31, 1995, and to the references to our firm under the headings of "Experts" and "Selected Consolidated Financial Data" in the prospectus.



Deloitte & Touche LLP



December 4, 1996
Los Angeles, California